As filed with the Securities and Exchange Commission on September 29, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEUTSCHE BANK AKTIENGESELLSCHAFT
(Exact name of Registrant as specified in its charter)

DEUTSCHE BANK CORPORATION
(Translation of Registrant’s name into English)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
+49-69-910-0
(Address and telephone number of Registrant’s principal executive offices)

DEUTSCHE BANK CAPITAL FUNDING LLC XII	DEUTSCHE BANK CAPITAL FUNDING TRUST XII
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
26-3782858 (I.R.S. Employer Identification No.)	26-6659002 (I.R.S. Employer Identification No.)
60 Wall Street New York, New York 10005 212-250-2077 (Address and telephone number of Registrant’s principal executive offices)	60 Wall Street New York, New York 10005 212-250-2077 (Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas
c/o Office of the Secretary
60 Wall Street
New York, New York 10005
Attention: Peter Sturzinger
212-250-5591
(Name, address and telephone number of agent for service)

Copies to:
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
Attn: Legal Dept.

John W. Banes Davis Polk & Wardwell LLP	Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP	James G. Leyden, Jr. Richards, Layton & Finger, P.A.
99 Gresham Street London EC2V 7NG England +44 20 7418 1300	Main Tower Neue Mainzer Strasse 52 D-60311 Frankfurt am Main Germany +49 69 97103-0	One Rodney Square 920 N. King Street Wilmington, Delaware 19801 302-651-7700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  ☐
If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount To	Maximum	Maximum	Amount Of
Title Of Each Class Of	Be	Aggregate Price	Aggregate	Registration
Securities To Be Registered	Registered(1)	per Unit(1)	Offering Price(1)	Fee(1)
Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	–	–	–	–

Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	–	–	–	–

Senior Debt Securities of Deutsche Bank Aktiengesellschaft	–	–	–	–

Warrants of Deutsche Bank Aktiengesellschaft(2)
Debt Warrants
Equity Warrants
Other Warrants	–	–	–	–

Purchase Contracts of Deutsche Bank Aktiengesellschaft(3)	–	–	–	–

Units of Deutsche Bank Aktiengesellschaft(4)	–	–	–	–

Trust Preferred Securities of Deutsche Bank Capital Funding Trust XII(5)	–	–	–	–

Company Preferred Securities of Deutsche Bank Capital Funding LLC XII(5)(6)	–	–	–	–

Subordinated Guarantees of Deutsche Bank Aktiengesellschaft in connection with Capital Securities(6)	–	–	–	–

(1)	This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrants, which may include Deutsche Bank Securities Inc. An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices in U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

(2)	Warrants may be issued together with any of the debt securities, ordinary shares, tradable subscription rights to subscribe for ordinary shares or purchase contracts registered hereby or any combination of such securities. Warrants may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following: (i) securities issued by a Registrant or an entity affiliated or not affiliated with the Registrants, a basket or baskets of those securities, an index or indices of those securities or any combination of the above, (ii) currencies, (iii) commodities, and (iv) any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

(3)	Purchase contracts may be issued together with any of the debt securities or warrants registered hereby or any combination of such securities. Purchase contracts may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following: (i) securities issued by a Registrant or an entity affiliated or not affiliated with the Registrants, a basket or baskets of those securities, an index or indices of those securities or any combination of the above, (ii) currencies, (iii) commodities, and (iv) any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

(4)	Units may consist of any combination of the securities being registered hereby and debt obligations or other securities of a Registrant or an entity affiliated or not affiliated with the Registrants.

(5)	Trust preferred securities and company preferred securities may be offered by additional trust and company issuers in the future. A post-effective amendment to this Form F-3 will be filed to add those issuers to this registration statement at the applicable time.

(6)	No separate consideration will be received for the company preferred securities of Deutsche Bank Capital Funding LLC XII or the subordinated guarantees of Deutsche Bank Aktiengesellschaft in connection with any issuance of trust preferred securities of Deutsche Bank Capital Funding Trust XII.

Deutsche Bank Aktiengesellschaft

Ordinary Shares
Tradable Subscription Rights to Subscribe for Ordinary Shares
Debt Securities
Warrants
Purchase Contracts
Units
Subordinated Guarantees

Deutsche Bank Capital Funding Trust XII
Trust Preferred Securities

Deutsche Bank Capital Funding LLC XII
Company Preferred Securities

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•	debt securities which may consist of senior debt securities, including debt securities convertible into, exchangeable for, or linked to, other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, commodities, a basket of such securities or commodities, an index or indices of such securities or commodities or any combination of the foregoing, currencies and any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, commodities, a basket of such securities or commodities, an index or indices of such securities or commodities or any combination of the foregoing, currencies and any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, commodities, a basket of such securities or commodities, an index or indices of such securities or commodities or any combination of the foregoing, currencies and any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	units; and

•	subordinated guarantees of capital securities.

Deutsche Bank Capital Funding Trust XII, and any other trust we may organize in the event of certain offerings of capital securities, each of which we refer to as the trust, may offer and sell trust preferred securities representing beneficial interests in the assets of the relevant trust, in one or more offerings.

Deutsche Bank Capital Funding LLC XII, and any other limited liability company we may organize in the event of certain offerings of capital securities, each of which we refer to as the company, may offer and sell company preferred securities, representing preferred ownership interests in the relevant company, in one or more offerings.

Each of the trust preferred securities and company preferred securities, which we sometimes collectively refer to as the capital securities, will be fully and unconditionally guaranteed on a subordinated basis by Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hannover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters, agents or dealers will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.
The date of this prospectus is September 29, 2009.

Page

SUMMARY OF REGISTERED SECURITIES	1
ABOUT THIS PROSPECTUS	4
WHERE YOU CAN FIND ADDITIONAL INFORMATION	5
USE OF NON-GAAP FINANCIAL MEASURES	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
DEUTSCHE BANK AKTIENGESELLSCHAFT	8
THE TRUSTS	9
THE COMPANIES	10
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS	11
RATIO OF EARNINGS TO FIXED CHARGES	12
CAPITALIZATION & INDEBTEDNESS	13
USE OF PROCEEDS	14
DESCRIPTION OF ORDINARY SHARES	15
DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	21
DESCRIPTION OF DEBT SECURITIES OF DEUTSCHE BANK AKTIENGESELLSCHAFT	22
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF PURCHASE CONTRACTS	31
DESCRIPTION OF UNITS	32
DESCRIPTION OF CAPITAL SECURITIES	33
FORMS OF SECURITIES	42
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	46
EXPENSES OF THE ISSUE	48
LEGAL MATTERS	49
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
BENEFIT PLAN INVESTOR CONSIDERATIONS	49
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 4.4
Exhibit 4.5
Exhibit 4.6
Exhibit 4.7
Exhibit 4.11
Exhibit 5.1(a)
Exhibit 5.1(b)
Exhibit 5.2
Exhibit 5.3
Exhibit 23.4
Exhibit 25.1
Exhibit 25.2
Exhibit 25.3
Exhibit 25.4
Exhibit 25.5

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts, units and subordinated guarantees. In the event of certain offerings of capital securities, a trust may offer trust preferred securities and a Delaware company may issue company preferred securities. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares	We may offer ordinary shares.

Tradable Subscription Rights	We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable, the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Debt Securities	We may issue senior debt securities. We will provide one or more prospectus supplements that describe the specific designation; the aggregate principal amount; the purchase price; the maturity; the redemption terms; whether the securities are linked, convertible or exchangeable securities and, if so, the securities (which may be issued by us or an entity affiliated or not affiliated with us), indices, currencies, commodities, interest rates or other measures or instruments to which they are linked or into or for which they are convertible or exchangeable; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the interest rate, manner of calculating the interest rate and the time of payment of interest, if any; the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism; the listing, if any, on a securities exchange; and any other specific terms of the debt securities.

The debt securities will be issued under a senior indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar. The indenture that governs our senior debt securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the senior indenture under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft.” We encourage you to read the senior indenture, which is an exhibit to our registration statement.

Warrants	We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

• securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

• currencies; and

• any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Warrants will not be contractually subordinated in priority of payment to our senior obligations.

Purchase Contracts	We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

• securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

• currencies; and

• any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units	We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Trust Preferred Securities	The trusts may issue trust preferred securities. The trust preferred securities will not have a maturity date or be subject to mandatory redemption provisions. In a prospectus supplement, we will describe the specific terms of any trust preferred securities.

Company Preferred Securities	In connection with certain offerings of trust preferred securities, the Delaware companies may issue company preferred securities. The company preferred securities will not have a maturity date or be subject to mandatory redemption provisions. In a prospectus supplement, we will describe the specific terms of any company preferred securities.

Subordinated Guarantees	In connection with certain offerings of capital securities, we may issue subordinated guarantees. The guarantees are for the benefit of the holders of the capital securities of any series issued by the relevant trust or the relevant company, as applicable.

In a prospectus supplement, we will describe the specific terms of any subordinated guarantee.

Form	We may issue ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units, and the trusts may issue trust preferred securities and the Delaware companies may issue company preferred securities, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements	When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units, and the trusts will offer their trust preferred securities to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities, cash amounts payable under warrants or purchase contracts and capital payments payable on capital securities may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches	We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest	To the extent an initial offering of the securities will be distributed by an affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, or “FINRA”, regarding a FINRA member firm’s distribution of securities of an affiliate. See “Plan of Distribution (Conflicts of Interest).”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include the trusts, the companies and our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Debt Securities of Deutsche Bank Aktiengesellschaft,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Units,” “Description of Capital Securities — Description of Subordinated Guarantees in Connection with Capital Securities” and “Description of Capital Securities — Description of Subordinated Debt Obligations in Connection with Certain Capital Securities,” references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References in this prospectus to “trust” refer to Deutsche Bank Capital Funding Trust XII and any other trust organized in the event of certain offerings of capital securities to issue trust preferred securities representing beneficial interests in the assets of the relevant trust. References in this prospectus to “company” or “Delaware company” refer to Deutsche Bank Capital Funding LLC XII and any other limited liability company organized in the event of certain offerings of capital securities to issue company preferred securities.

References to “you” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 5 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR” and “€” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 0001-159508. Reports and other information concerning the business of Deutsche Bank Aktiengesellschaft may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2008, filed on March 24, 2009, which we also refer to as our “2008 Form 20-F.”

(2)	Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated April 28, 2009 and July 28, 2009 (each relating to our interim results), and dated August 24, 2009 and September 24, 2009.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Theodor-Heuss-Allee 70, 60486 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49- 69-910-0). Certain of these documents can also be obtained on Deutsche Bank AG’s website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports, SEC Filing.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

For descriptions of these non-GAAP financial measures, please refer to “Other Information — Target Definitions” starting on page 70 of our Interim Report as of June 30, 2009 filed with the SEC on Form 6-K on July 28, 2009 and pages (v), (vi), S-17, S-18 and S-19 of our 2008 Form 20-F.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21 E of the Exchange Act. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitation to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development, severity, duration and impact on us of the current financial crisis;

•	the implementation of our strategic initiatives and other responses to the financial crisis;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of continuing losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place undue reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development, severity and duration of the current financial crisis;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, and political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•	our success in implementing our strategic initiatives and other responses to the current financial crisis and realizing the benefits anticipated therefrom; and

•	other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2008 Form 20-F and elsewhere in the 2008 Form 20-F, this document, and others to which we do not refer.

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the commercial register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Theodor-Heuss-Allee 70, 60486 Frankfurt am Main, Germany.

Originally founded in Berlin in 1870 as a joint stock company principally dedicated to financing foreign trade, Deutsche Bank in 1952 disincorporated and split into three separate institutions, Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf and Süddeutsche Bank Aktiengesellschaft, Munich (pursuant to a 1952 law limiting the scope of credit institutions). In 1957 these institutions reunified under the name Deutsche Bank Aktiengesellschaft.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2009, on an unaudited basis, we had total assets of €1,733 billion, total liabilities of €1,697 billion and total shareholders’ equity of €34.3 billion, in each case on the basis of IFRS.

As of June 30, 2009, our share capital amounted to €1,589 million consisting of 620,859,015 ordinary shares of no par value, of which 618,131,689 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges and are listed on the New York Stock Exchange.

Please refer to our 2008 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

THE TRUSTS

Deutsche Bank Capital Funding Trust XII is and, unless provided otherwise in the applicable prospectus supplement, any other trust organized in the event of certain offerings of capital securities will be, a Delaware statutory trust. The relevant Delaware companies are sponsors of the trusts. The trusts exist, in the event of certain offerings of capital securities, to issue trust preferred securities representing a beneficial interest in the assets of the relevant trust and entitled to the benefits of a subordinated guarantee of Deutsche Bank AG, which we refer to as the “trust preferred guarantee.” Company preferred securities, including rights under a subordinated guarantee of the company preferred securities issued by Deutsche Bank AG (which we refer to as the “company preferred guarantee”) will be the only assets of the trusts. The trusts may pass the dividends or other payments they receive on company preferred securities through to holders as distributions on the trust preferred securities. The trusts cannot engage in other activities (other than those incidental to the foregoing activities). Deutsche Bank AG will pay all expenses and liabilities of the trusts.

Each trust will be treated as a grantor trust for U.S. federal income tax purposes. As a result, holders will be treated as beneficial owners of interests in company preferred securities and rights under a subordinated guarantee for U.S. federal income tax purposes.

The principal executive office of each trust is located at 60 Wall Street, New York, New York 10005. Their telephone number is 212-250-2077.

THE COMPANIES

Deutsche Bank Capital Funding LLC XII is, and unless the applicable prospectus supplement provides otherwise, any other company organized in the event of certain offerings of capital securities will be, a Delaware limited liability company. Unless provided otherwise in the applicable prospectus supplement, in the event of certain offerings of capital securities, the companies will issue a class of company preferred securities to the related trust and company common securities to Deutsche Bank AG or one of its branches or subsidiaries and may issue another class of company preferred securities (which we refer to as “intra-group company preferred securities”) to Deutsche Bank AG or one of its branches or subsidiaries and may acquire and hold subordinated debt obligations issued by Deutsche Bank AG or one of its branches or subsidiaries or other eligible investments. The company preferred securities will afford holders of such securities rights under the company preferred guarantee. Each company will apply the cash generated by the subordinated debt obligations or other eligible investments, if any, to pay dividends to the applicable trust, as the initial holder of the company preferred securities or (if intra-group company preferred securities have been issued and to the extent dividends are not declared on the company preferred securities) to Deutsche Bank AG (or one of its branches or subsidiaries), as the holder of the intra-group company preferred securities.

The principal executive office of each company is located at 60 Wall Street, New York, New York 10005. Their telephone number is 212-250-2077.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is incorporated as a German stock corporation with limited liability (Aktiengesellschaft). Substantially all members of the Management Board (Vorstand ) and of the Supervisory Board (Aufsichtsrat) of the Bank (as well as certain of the directors, managers and executive officers of the trusts and the companies) are resident outside the United States, and much of the assets of the Bank and of such persons are located outside the United States. As a result, it may not be possible for holders or beneficial owners of the securities offered in this prospectus to effect service of process upon the Bank or such persons, have any of them appear in a U.S. court or to enforce against any of them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. We have been advised by Cleary Gottlieb Steen & Hamilton LLP that there is doubt as to enforceability in Germany, in original actions or in actions for enforcement of judgments of U.S. courts, of liability based solely on the federal securities laws of the United States.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2009 and December 31, 2008, 2007 and 2006 included in Exhibit 99.3 on Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 28, 2009 and the Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended December 31, 2006, 2005 and 2004 included in Exhibit 7.1 on Deutsche Bank AG’s Annual Report on Form 20-F for the year ended December 31, 2006 filed with the SEC on March 27, 2007 are hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

THE FOLLOWING TABLE SETS FORTH OUR UNAUDITED CONSOLIDATED CAPITALIZATION
IN ACCORDANCE WITH IFRS

June 30, 2009
(in € millions)

Debt(1):
Long-term debt(2)(3)	134,811
Trust preferred securities(4)	9,841
Long-term debt at fair value through profit or loss	15,392

Total debt	160,044

Shareholders’ equity:
Ordinary shares (no par value)	1,589
Additional paid-in-capital	15,269
Retained earnings	21,751
Common shares in treasury, at cost	(261)
Equity classified as obligation to purchase common shares	(8)
Net gains (losses) not recognized in the income statement, net of tax:
Unrealized net gains (losses) on securities available for sale, net of applicable tax and other	(593)
Unrealized net gains (losses) on derivatives hedging variability of cash flows, net of tax	(125)
Foreign currency translation, net of tax	(3,295)

Total shareholders’ equity	34,327

Minority interest	1,113

Total equity	35,440

Total capitalization(5)	195,484

[1]	No third party has guaranteed any of our debt.
[2]	€3,728 million (3%) of our long-term debt was secured as of June 30, 2009. There has been no material change in the amount of our secured long-term debt since June 30, 2009.
[3]	As of August 31, 2009, our long-term debt increased to €136,880 million.
[4]	On September 5, 2009 we issued trust preferred securities in an amount of €1,300 million.
[5]	Other than the issuance of trust preferred securities on September 5, 2009 and the updated amount for long-term debt, as set out above, there have been no material changes in our capitalization since June 30, 2009.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

The relevant trust will use the net proceeds from the sale of any trust preferred securities to purchase corresponding company preferred securities. The relevant company will use the net proceeds from the sale of the company preferred securities to the relevant trust or directly to investors to purchase subordinated debt obligations of Deutsche Bank AG or one of its branches or subsidiaries. The Bank intends to include the proceeds of any issuance of capital securities in its regulatory capital calculated on a consolidated basis, in accordance with and to the extent permitted by German banking law and regulations.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2008 Form 20-F. The summary describes our Articles of Association. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 26, 2009 and have been registered at the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference, to understand them fully.

Share Capital and Shares

As of August 31, 2009, our share capital amounted to €1,589,399,078.40 million consisting of 620,859,015 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2009. Thereof 1,321,508 ordinary shares, representing €3,383,060.48 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of August 31, 2009:

		Treasury
		shares
		(Shares held
		by or on
		behalf of the
	Total share	Bank or one
	capital issued	of its
Number of ordinary shares	and fully paid	subsidiaries)	Outstanding

Ordinary shares outstanding as of January 1, 2009	570,859,015	(8,192,060)	562,666,955

Capital increase	50,000,000	—	50,000,000
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(490,115,705)	(490,115,705)
Ordinary shares sold or distributed from treasury	—	496,986,257	496,986,257

Ordinary shares outstanding as of August 31, 2009	620,859,015	(1,321,508)	619,537,507

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital since 2006

As of December 31, 2005, our share capital amounted to €1,419,610,291.20 and was divided into 554,535,270 ordinary registered shares with no par value. Since December 31, 2005, our share capital has developed as follows:

•	On February 15, 2006, we reduced our registered share capital by €102,400,000.00 to €1,317,210,291.20 through the cancellation of 40,000,000 shares.

•	As of December 31, 2006, our share capital amounted to €1,343,406,103.04 and was divided into 524,768,009 ordinary registered shares with no par value. These amounts reflect the issuance of 10,232,739 shares out of our conditional capital in the year 2006 to our and our affiliates’ employees or members of management, which was registered in the Commercial Register on April 27, 2007.

•	As of December 31, 2007, our share capital amounted to €1,357,824,256.00 and was divided into 530,400,100 ordinary registered shares with no par value. These amounts reflect the issuance of 5,632,091 shares out of our conditional capital in the year 2007 to our and our affiliates’ employees or members of management, which was registered in the Commercial Register on February 14, 2008.

•	On September 22, 2008, we issued 40,000,000 shares against cash payments using authorized capital created in 2004 and partially using authorized capital created in 2007 and our share capital was accordingly increased by €102,400,000.00. The capital increase was registered with the Commercial Register on September 23, 2008. Following this capital increase, our registered share capital amounted to €1,460,224,256.00.

•	As of December 31, 2008, our share capital amounted to €1,461,399,078.40 and was divided into 570,859,015 ordinary registered shares with no par value. These amounts reflect the issuance of 458,915 shares out of our conditional capital in the year 2008 to our and our affiliates’ employees or members of management, which was registered in the Commercial Register on February 11, 2009.

•	On February 23, 2009, we issued 50,000,000 shares (with full dividend rights for the year 2008 and without subscription rights) from our authorized capital created in 2006 against a contribution in kind of 50,000,000 ordinary shares of Deutsche Postbank AG and our share capital was accordingly increased by €128,000,000. The new shares were issued to Deutsche Post AG as consideration for the transfer of shares in Deutsche Postbank AG. The capital increase was registered in the Commercial Register on March 6, 2009. Following this capital increase, our registered share capital amounts to €1,589,399,078.40.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2007 and 2008), see note 29 to the consolidated financial statements in our 2008 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments, and in some circumstances against contributions in kind. Our authorized but unissued capital as of the date of this prospectus amounts to €485,480,000.00.

•	By resolution of our annual shareholders’ meeting dated May 24, 2007, the Management Board is authorized to increase our share capital on or before April 30, 2012, with the consent of the Supervisory Board, on one or more occasions, by up to a total of €30,600,000.00 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights, but the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our subsidiaries preemptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full with the consent of the Supervisory Board if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price.

•	By resolution of our annual shareholders’ meeting dated May 29, 2008, the Management Board is authorized to increase our share capital on or before April 30, 2013, with the consent of the Supervisory Board, on one or more occasions, by up to a total of €140,000,000.00 through the issuance of new shares against cash payment or contribution in kind. Shareholders are to be granted pre-emptive rights, but the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our subsidiaries pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights with the consent of the Supervisory Board if the capital increase against contribution in kind is carried out in order to acquire companies or shareholdings in companies.

•	By resolution of our annual shareholders’ meeting dated May 26, 2009, the Management Board is authorized to increase our share capital on or before April 30, 2014, with the consent of the Supervisory Board, on one or more occasions, by up to a total of €314,880,000.00 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights, but the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our subsidiaries pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights.

The following resolutions were adopted by our annual shareholders’ meeting on May 26, 2009. However, these resolutions have been contested by certain shareholders and as of the date of this prospectus have not been registered with the Commercial Register and, as a result, are not in effect. We do not know whether or when these resolutions will come into effect.

•	The Management Board may increase our share capital on or before April 30, 2014, with the consent of the Supervisory Board, on one or more occasions, by up to a total of €128,000,000.00 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights, but the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights that we and our subsidiaries issue preemptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights with the consent of the Supervisory Board if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price.

•	The Management Board may increase our share capital on or before April 30, 2014, with the consent of the Supervisory Board, on one or more occasions, by up to a total of €176,640,000.00 through the issuance of new shares against cash payment or contribution in kind. Shareholders are to be granted pre-emptive rights, but the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our subsidiaries pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights with the consent of the Supervisory Board if the capital increase against contribution in kind is carried out in order to acquire companies or shareholdings in companies.

Moreover, pursuant to the so-called statutory authorized capital set forth in Article 2 Section 3 of the Financial Market Stabilization Act, the Management Board, subject to the consent of the Supervisory Board, is authorized by law through December 31, 2009 to increase our share capital by up to 50% of the

Bank’s share capital existing as of October 18, 2008 through the issuance of new shares to the German Financial Market Stabilization Fund against consideration. The pre-emptive rights of shareholders are excluded. The German Financial Market Stabilization Fund is a federal special fund (Sondervermögen des Bundes) which may, upon application, support financial institutions until December 31, 2009 by implementing stabilization measures.

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €407,305,932.80, divided as follows:

•	By resolution of our annual shareholders’ meeting dated May 17, 1999, our share capital is conditionally increased by up to €1,305,932.80, through the issuance of up to 510,130 no par value shares. The conditional capital increase will only be carried out in so far as the holders of the option rights issued on the basis of the share option plan pursuant to the resolution of the annual shareholders’ meeting on May 17, 1999 or in accordance with the resolution of the annual shareholders’ meeting on May 17, 2001 make use of their option rights and we do not fulfill the option rights in either case by transferring own shares or by making a cash payment.

•	By resolution of our annual shareholders’ meeting dated May 29, 2008, our share capital is conditionally increased by up to € 150,000,000.00 through the issuance of up to 58,593,750 no par value shares. The conditional capital increase will only be carried out in so far as (a) the holders of conversion rights or warrants linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2013 by us or a company in which we have a direct or indirect majority holding, make use of their conversion or option rights or in so far as (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2013 by us or a company in which we have a direct or indirect majority holding, fulfill their obligation to convert.

•	By resolution of our annual shareholders’ meeting dated May 26, 2009, our share capital is conditionally increased by up to €256,000,000.00 through the issuance of up to 100,000,000 shares. Pursuant to this resolution, the conditional capital increase will only be carried out in so far as (a) the holders of conversion rights or warrants linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2014 by us or a company in which we have a direct or indirect majority holding, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2014 by us or a company in which we have a direct or indirect majority holding, fulfill their obligation to convert.

Authorization to Acquire Own Shares.

As of August 31, 2009, we held 1,321,508 of our own shares.

On May 26, 2009, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 7 and Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares of the Bank.

Authorization pursuant to Section 71(1) no. 7 of the German Stock Corporation Act.

We are authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, own shares on or before October 31, 2010, at prices which do not exceed or fall short of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days by more than 10%. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of our share capital.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before October 31, 2010, own shares of the Bank in a total volume of up to 10% of our share capital. Together with own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, own shares purchased on the basis of this authorization may not at any time exceed 10% of our share capital. Own shares may be bought through a stock exchange or by means of a public tender offer to all shareholders. The price for the purchase of shares (excluding ancillary purchase costs) on a stock exchange may not exceed or fall short by more than 10% of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public tender offer, the purchase price may not exceed or fall short by more than 10% of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public tender offer exceeds the planned buy-back volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is also authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange, through an offer to all shareholders or against contribution in kind with the exclusion of the shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies. In addition, the Management Board is authorized, in case it disposes of acquired own shares through an offer to all shareholders, to grant to the holders of the option rights, convertible bonds and convertible participatory rights issued by us pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized to issue such own shares to our and our affiliates’ employees and retired employees or to use them, to service option rights on and/or rights or obligations to purchase our shares granted to our and our affiliates’ employees, in each case with the exclusion of shareholders’ pre-emptive rights.

Furthermore, the Management Board is authorized to sell the shares to third parties against cash payment under exclusion of the shareholders’ pre-emptive rights if the purchase price is not substantially lower than the stock exchange price of the shares at the time of sale. This authorization may only be used to the extent that the number of shares sold on the basis of this authorization together with shares issued from authorized capital with the exclusion of shareholders’ pre-emptive rights pursuant to Section 186(3) sentence 4 of the German Stock Corporation Act does not exceed 10% of our share capital at the time of the issuance and/or sale of shares.

The Management Board may cancel shares acquired on the basis of this authorization without any further resolution of the annual shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2008 Form 20-F “Item 8: Financial Information — Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Registrar Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Registrar Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Registrar Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Registrar Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Registrar Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Employee Stock Options

For a description of options granted to employees under employees’ share plans, please see notes 29 and 31 to the consolidated financial statements in our 2008 Form 20-F.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE
FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•	a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with this exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES OF DEUTSCHE BANK AKTIENGESELLSCHAFT

This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the senior indenture.

The senior debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured creditors other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established.

The Senior Indenture

Deutsche Bank AG may issue senior debt securities, directly or through one of its branches. The senior debt securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, the senior indenture among Deutsche Bank AG, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar. The senior indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.”

We refer to Law Debenture Trust Company of New York, including any successor trustee, as the “trustee.” We refer to the senior indenture, as it may be supplemented from time to time, as the “senior indenture.”

We have summarized below the material provisions of the senior indenture and the senior debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the senior indenture. The terms of the senior indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture will be included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you.

We May Issue Different Series of Debt Securities

The senior indenture does not limit the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the senior indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Payments on the Debt Securities

Denomination and currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed rate and floating rate debt securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or exchangeable debt securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to one or more currencies, commodities or securities of ours or entities that are or are not affiliated with us, a basket or baskets of those currencies, commodities or securities, or an index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, to which the amount payable on that date is linked;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch and considerations under ERISA.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the senior indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.

Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the indenture or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of the Bank’s assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Events of Default

The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each an “event of default”) having occurred and be continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

•	we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of 33 1/3% of such series requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

No Negative Pledge. The senior indenture does not contain any restrictions preventing us from incurring additional debt.

Acceleration of Debt Securities Upon an Event of Default.

The senior indenture provides that:

•	if an event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. The senior indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the senior indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The senior indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The senior indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the senior indenture after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

•	if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since the above results would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the senior indenture to:

•	secure any senior debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the senior indenture and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The debt securities and the senior indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

•	securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

•	currencies; and

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

We refer to the items in the above clauses as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•	any applicable U.S. federal income tax consequences, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following:

•	securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of us or those securities or commodities, or any combination of the foregoing;

•	currencies; and

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

We refer to the property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify any applicable U.S. federal income tax consequences, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch in respect of the relevant purchase contracts.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

Units will consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•	any applicable U.S. federal income tax consequences, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Debt Securities of Deutsche Bank Aktiengesellschaft,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES

As more fully described below or set forth in the applicable prospectus supplement, we may sell capital securities of one or multiple series through trusts, companies or similar entities. If any such capital securities are issued, they will have the benefit of certain subordinated guarantees of Deutsche Bank AG described below.

Set forth below is a description of the trust preferred securities, company preferred securities and related instruments we may issue in connection with an issuance of capital securities. Issuances of capital securities in the future may or may not conform to the descriptions below, and such descriptions may be modified or superseded by the terms of any particular series of capital securities set forth in the relevant prospectus supplement.

Description of Trust Preferred Securities

This prospectus describes the general terms and provisions of the trust preferred securities that the trusts may issue. When a trust offers to sell its trust preferred securities, we will describe the specific terms of those trust preferred securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

Each trust may issue, from time to time, in one or more series, trust preferred securities under the relevant amended and restated trust agreement, which we refer to as trust agreement. The trust agreements may or may not limit the aggregate amount of trust preferred securities that may be issued or the aggregate amount of any particular series. Each of the trust agreements will be qualified as an indenture under the Trust Indenture Act. The trusts may issue trust preferred securities and trust common securities at any time without your consent and without notifying you.

Each of the trust agreements will authorize the regular trustees of the relevant trusts, on behalf of the relevant trust, to issue the trust preferred securities. These securities will represent the undivided preferred beneficial ownership interests in the assets of the relevant trust. The form of a trust agreement has been included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the form of trust agreement for provisions that may be important to you. You should read the applicable prospectus supplement for the specific terms of any authorized series of trust preferred securities, including:

•	the specific designation of the trust preferred securities;

•	the number and liquidation preference amount of the trust preferred securities;

•	the rate or rates at which the trust will pay distributions (which we also refer to as capital payments), or method of calculation of such rate, the payment date or dates for any distributions and the record date for any distributions;

•	the amount or amounts that the trust will pay, or the property that the trust will deliver, out of its assets to the holders of the trust preferred securities upon the trust’s liquidation;

•	the obligation or option, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the trust preferred securities, including any vote required to amend the relevant trust agreement;

•	the criteria for determining whether and to what extent the trust will be required to pay distributions on the trust preferred securities or will be prohibited from paying distributions on the trust preferred securities;

•	terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities;

•	whether and to what extent the trust will be required to pay any additional amounts in respect of withholding taxes; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the relevant trust agreement or applicable law.

The prospectus supplement relating to the particular trust preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

In the event of an offering of trust preferred securities, the proceeds from the sale of the trust preferred securities will be used by the relevant trust to purchase corresponding company preferred securities. The company preferred securities will be owned by the trust for the benefit of the holders of the trust preferred securities and the holder of the trust common security. The rights under the subordinated company preferred guarantee of the company preferred securities of the corresponding company issued by Deutsche Bank AG will be held in the name of the company preferred guarantee trustee for the benefit of the trust as owner of the company preferred securities who in turn holds it for the benefit of the holders of the trust preferred securities.

Except as provided in the applicable prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The relevant trust will pass through the distributions it receives on the company preferred securities as distributions on the trust preferred securities. It will also pass through any redemption payment it receives on the company preferred securities to redeem a corresponding amount of the trust preferred securities as well as any liquidation payment it receives on the company preferred securities upon liquidation of the relevant company.

Each of the trusts (and any series of trust preferred securities issued thereunder) is a legally separate entity and the assets of one trust or series will not be available to satisfy the obligations of any of the other trusts or series.

Holders of the trust preferred securities will have the benefit of Deutsche Bank AG’s subordinated guarantees of the distribution, redemption and liquidation payment obligations under the trust preferred securities (which we refer to as the trust preferred guarantee) and the company preferred securities (which we refer to as the company preferred guarantee) as set forth in the applicable prospectus supplement and in this prospectus under “— Description of Subordinated Guarantees in Connection with Capital Securities.”

Unless provided otherwise in the applicable prospectus supplement, the trust preferred securities will be issued in fully registered form without coupons.

Trust Common Securities

The trust will also issue one common security (which we refer to as the trust common security), representing an undivided common interest in the trust’s assets. The trust common security will be owned by Deutsche Bank AG or one of its consolidated subsidiaries.

Information Concerning the Trustees

Pursuant to the trust agreement, there will be one or more trustees. First, there will be one or more trustees, which we refer to as regular trustees, each of whom will be an individual who is an employee or officer of, or who is affiliated with, Deutsche Bank AG. Second, there will be a trustee, which we refer to as the property trustee, who will be a financial institution that is unaffiliated with Deutsche Bank AG. Unless provided otherwise in the applicable prospectus supplement, The Bank of New York Mellon will be the property trustee of each of the trusts. Third, there will be a trustee, which we refer to as the Delaware trustee, that is an individual or entity resident in Delaware. Unless provided otherwise in the applicable prospectus supplement, Deutsche Bank Trust Company Delaware, will be the Delaware trustee for each of the trusts.

The regular trustees have the exclusive authority to cause the relevant trust to issue and sell the trust preferred securities in accordance with the provisions of the related trust agreement and in connection with the issue and sale of the trust preferred securities to cause the relevant trust to acquire company preferred securities.

The property trustee holds, for the benefit of the holders of the trust preferred securities and the holder of the trust common security, the legal title to any company preferred securities purchased by the trust. The property trustee as holder of the company preferred securities is also the beneficiary under the company preferred guarantee issued by Deutsche Bank AG, which it holds for the benefit of the holders of the trust preferred securities.

The property trustee is required to perform only those duties that are specifically set forth in the relevant trust agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the property trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs.

Subject to these requirements, the property trustee will be under no obligation to exercise any of the powers vested in it by the relevant trust agreement at the request of any holder of trust preferred securities, unless the holder offers the property trustee reasonable indemnity against the cost, expenses and liabilities that might be incurred by exercising those powers.

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the property trustee and affiliates of the property trustee.

Governing Law

The trust preferred securities and the trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

Description of Company Preferred Securities

This prospectus describes the general terms and provisions of the company preferred securities that the Delaware companies may issue. When a company issues company preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of company preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

Each company may issue, from time to time, in one or more series, company preferred securities under an amended and restated limited liability company agreement, which we refer to as the LLC agreement. The companies may issue company preferred securities and other securities at any time without your consent and without notifying you.

The relevant LLC agreement will authorize a company to issue company preferred securities, which may be purchased by a trust or sold directly to investors, and to issue company common securities to Deutsche Bank AG or one of its branches or subsidiaries. In addition, the relevant LLC agreement will authorize a company in connection with the issuance and sale of company preferred securities to a trust or directly to investors to issue a separate class of company preferred securities to Deutsche Bank AG or one of its branches or subsidiaries, which we refer to as intra-group company preferred securities. The terms company preferred securities and capital securities as used in this prospectus do not include the intra-group company preferred securities issued to Deutsche Bank AG or one of its branches or subsidiaries. A form of the LLC agreement will be included as an exhibit to the registration statement of which this prospectus forms a part. You should read the LLC agreement for provisions that may be important for you. You should read the applicable prospectus supplement for the specific terms of any authorized series of company preferred securities, including:

•	the specific designation of the company preferred securities;

•	the number and liquidation preference amount of the company preferred securities;

•	the rate or rates at which the company will pay distributions (which we also refer to as capital payments), or method of calculation of such rate, the payment date or dates for any distributions and the record date for any distributions;

•	the amount or amounts that the company will pay out of its assets to the holders of the company preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of the company to purchase or redeem the company preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the company will or may purchase or redeem company preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the company preferred securities and company common securities, including any vote required to amend the relevant LLC agreement;

•	the criteria for determining whether and to what extent the company will be authorized to pay distributions on the company preferred securities or will be required to pay distributions on the company preferred securities;

•	terms for any optional or mandatory conversion or exchange of company preferred securities into other securities;

•	whether and to what extent the company will be required to pay any additional amounts in respect of withholding taxes; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the company preferred securities not inconsistent with the relevant LLC agreement or applicable law.

The prospectus supplement relating to the particular company preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

In the event of an offering of company preferred securities, the proceeds from their sale to the trust or directly to investors will be used by the relevant company to purchase subordinated debt obligations (which we refer to as initial debt obligations) of Deutsche Bank AG or one of its branches or subsidiaries or other eligible investments.

Except as otherwise set forth in the applicable prospectus supplement, the company preferred securities will be perpetual and non-cumulative.

Holders of the company preferred securities (but not the intra-group company preferred securities) will have the benefit of Deutsche Bank AG’s subordinated guarantees of the distribution, redemption and liquidation payment obligations under the company preferred securities (which we refer to as the company preferred guarantee) as set forth in the applicable prospectus supplement and in this prospectus under “— Description of Subordinated Guarantees in Connection with Capital Securities.” The terms of any intra-group company preferred securities and the company common securities issued to Deutsche Bank AG will be set forth in the relevant LLC agreement and described in the applicable prospectus supplement.

Governing Law

The company preferred securities and the LLC agreement will be governed by and construed in accordance with the laws of the State of Delaware.

Description of Subordinated Guarantees in Connection with Capital Securities

Set forth below is a summary of information concerning the subordinated guarantees that Deutsche Bank AG will execute and deliver concurrently with any issuance of capital securities. Each of the subordinated guarantees will be qualified as an indenture under the Trust Indenture Act. The subordinated guarantees are for the benefit of the holders from time to time of the capital securities of any series issued by the relevant trust or the relevant company. The terms of the subordinated guarantees will include both those stated in the subordinated guarantee agreements entered into between Deutsche Bank AG and the guarantee trustee and those made part of the subordinated guarantee agreements by the Trust Indenture Act. Forms of the subordinated guarantee agreements are included as exhibits to the registration statement of which this prospectus forms a part. The forms of the subordinated guarantee agreements may be modified in connection with the issuance of any series of capital securities, and any such modification that is material will be filed with a post-effective amendment to, or on a Form 6-K incorporated by reference in, the registration statement of which this prospectus forms a part. You should read the relevant subordinated guarantee agreement and any such amendment or supplement for provisions that may be important to you.

Guaranteed Obligations

Under the subordinated guarantees, Deutsche Bank AG will fully and unconditionally guarantee, on a subordinated basis, the payment by the relevant trust or the relevant company, as applicable, of the following, without duplication, with respect to capital securities of any series:

•	any dividends or distributions (which we may refer to as capital payments) due and payable on the trust preferred securities or on the company preferred securities;

•	the redemption price payable with respect to any capital securities called for redemption by the relevant trust or company; and

•	the liquidating distribution on each capital security payable upon liquidation of the relevant trust or company,

in each case, to the extent provided in the applicable prospectus supplement. In particular, Deutsche Bank AG will guarantee the payment of a distribution on company preferred securities, and the related trust preferred securities, only to the extent the company has declared, or is deemed to have declared, the distribution on the company preferred securities.

Subject to the subordination provisions described below, Deutsche Bank AG will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that Deutsche Bank AG may have or assert, other than the defense of payment, and whether or not the company has legally available funds for the payments so guaranteed. Deutsche Bank AG’s obligations under the relevant subordinated guarantee will be several and independent of the obligations of the relevant trust or company with respect to the capital securities.

Subordination

The subordinated guarantees will be general and unsecured obligations of Deutsche Bank AG and will rank both as to payment and in the liquidation of Deutsche Bank AG:

•	subordinate to all senior and subordinated debt obligations of Deutsche Bank AG that do not expressly rank on parity with the obligations of Deutsche Bank AG under the subordinated guarantees;

•	on parity with the most senior ranking preference shares of Deutsche Bank AG, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of Deutsche Bank AG qualifying as consolidated Tier 1 capital of Deutsche Bank AG that does not expressly rank junior to the obligation of Deutsche Bank AG under the subordinated guarantees; and

•	senior to any other preference shares and the common shares of Deutsche Bank AG, any other securities of Deutsche Bank AG expressed to rank junior to the most senior preference shares of Deutsche Bank AG, and any preference shares or any other instruments of any subsidiary of the Bank subject to any guarantee or support agreement which ranks junior to the obligations under the subordinated guarantees.

The foregoing liabilities that rank senior to the subordinated guarantees are collectively called “senior liabilities.”

The subordination provisions set out above will be irrevocable. Except as set forth in the applicable prospectus supplement, Deutsche Bank AG may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the subordinated guarantees.

Additional Amounts

If Deutsche Bank AG is required to withhold or deduct any portion of a payment under the relevant subordinated guarantee, the applicable prospectus supplement will provide whether and to what extent it will pay additional amounts in order to cause the net amounts received by the holders of capital securities to be the same as the holders would have received in the absence of the withholding or deduction.

Other Provisions

The guarantee trustee, on behalf of the holders of capital securities, will have the right to enforce the relevant subordinated guarantee directly against Deutsche Bank AG if Deutsche Bank AG defaults under such subordinated guarantee. Each of the subordinated guarantee agreements will provide that, to the fullest extent permitted by law, without the need for any action on the part of the relevant guarantee trustee or any other holder of capital securities, each holder of capital securities will be entitled to enforce its rights directly under the relevant subordinated guarantee with respect to any of Deutsche Bank AG’s payment obligations that have become due thereunder.

No Assignment

Deutsche Bank AG may not assign its obligations under the subordinated guarantees, except in the case of merger, consolidation, sale, lease or other transfer of substantially all of its assets in which Deutsche Bank AG is not the surviving entity.

Termination

The subordinated guarantees will terminate on the earlier of:

•	the full payment of the redemption price for all capital securities or repurchase and cancellation of all capital securities of the relevant series; and

•	the full payment of the liquidating distribution on all capital securities of the relevant series.

However, the subordinated guarantees will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any liquidation or redemption payment made under the capital securities or the subordinated guarantees.

Amendments

Any changes to the subordinated guarantees that affect the amount and timing of the payments under the subordinated guarantees or reduce the amount of capital securities whose holders must consent to an amendment must be approved by each holder of capital securities of each affected series. Any other provision of the subordinated guarantees may be modified only with the prior approval of the holders of not less than a majority (based on the aggregate liquidation preference amount) of the outstanding capital securities of each affected series (voting as a class).

Notwithstanding the foregoing, without the consent of any holder of capital securities of any series, Deutsche Bank AG may amend or supplement the subordinated guarantee agreements:

•	to evidence the succession of another entity to Deutsche Bank AG and the assumption by any such successor of any covenants of Deutsche Bank AG in the subordinated guarantee agreements;

•	to add to the covenants, restrictions or obligations of Deutsche Bank AG for the benefit of the holders of capital securities of such series, or to surrender any right or power conferred upon Deutsche Bank AG under the subordinated guarantee agreements;

•	to correct or supplement any provision in the subordinated guarantee agreements that may be defective or inconsistent with any other provision therein;

•	to modify, eliminate and add to any provision in the subordinated guarantee agreements to such extent as may be necessary or desirable, provided that any such action does not materially adversely affect the rights, preferences or privileges of the holders of capital securities of such series;

•	to modify or supplement the subordinated guarantee agreements to give effect to any provision made invalid by any changes in the Investment Company Act of 1940, as amended, or the Trust Indenture Act or any other applicable law, provided that any such action does not have a material adverse effect on the rights, preferences or privileges of the holders of capital securities of such series;

•	to make any changes to the subordinated guarantee agreements to give holders of capital securities such rights and entitlements contained in any guarantee or undertaking relating to the support or payment of amounts in connection with other preference shares or other instruments issued by Deutsche Bank AG or an affiliated entity to permit the capital securities to rank at least on parity with such new securities;

•	to cure any ambiguity or correct any mistake; or

•	in connection with the creation of any series of capital securities and the establishment of the particular terms thereof.

Information Concerning the Trustees

Pursuant to the subordinated guarantee agreements there will be one trustee who will be a financial institution that is unaffiliated with Deutsche Bank. Unless provided otherwise in the applicable prospectus supplement, The Bank of New York Mellon will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the subordinated guarantee agreements, except when an event of default has occurred and is continuing with respect to any subordinated guarantee agreement. If an event of default under a subordinated guarantee has occurred and is continuing, the guarantee trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the guarantee trustee will be under no obligation to exercise any of the rights or powers vested in it by any subordinated guarantee agreements at the request or direction of any holder of related company preferred securities or any trust preferred securities, as the case may be, unless the holders offer the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred in exercising those powers.

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the guarantee trustee and affiliates of the guarantee trustee.

Governing Law

The subordinated guarantees will be governed by and construed in accordance with the laws of the State of New York.

Description of Subordinated Debt Obligations in Connection with Certain Capital
Securities

Concurrently with an offering of capital securities, Deutsche Bank AG, directly or through one of its branches, or a subsidiary of Deutsche Bank, will issue subordinated debt obligations, which we refer to as initial debt obligations, to the relevant company. This prospectus briefly outlines certain general terms and provisions of the initial debt obligations we may issue. You should read the applicable prospectus supplement for additional terms relating to the initial debt obligations. The specific terms of an initial debt obligation as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

The aggregate principal amount of the initial debt obligation will be such that the interest income paid on the initial debt obligation on any interest payment date will be sufficient to make the capital payments on the company preferred securities on the corresponding payment date.

Interest on the initial debt obligations will be payable on the interest payment dates, which generally will be the same as the payment dates under the related capital securities, and at the rate or rates, including fixed or floating rates, specified in the applicable prospectus supplement.

The initial debt obligations will be represented by one or more definitive notes registered in the name of the relevant company.

Redemption

The initial debt obligations may be redeemable at the option of Deutsche Bank AG or its subsidiary at the price or prices, within the period or periods and upon the terms, conditions or events (including any required consents) specified in the applicable prospectus supplement.

Additional Amounts

The applicable prospectus supplement will specify any additional amounts payable if Deutsche Bank AG or its subsidiary is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the initial debt obligations.

Subordination

If issued by Deutsche Bank AG, the initial debt obligations will be a direct, unsecured subordinated obligation of Deutsche Bank AG and, in liquidation of Deutsche Bank AG, will rank:

•	subordinate and junior to all senior and subordinated debt obligations of Deutsche Bank AG that do not expressly rank on parity with the obligations of the Bank under the subordinated debt obligation;

•	on parity with the most senior ranking preference shares of Deutsche Bank AG, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary qualifying as consolidated Tier 1 capital of Deutsche Bank AG that does not expressly rank junior to the obligation under the relevant subordinated guarantee; and

•	senior to any other preference shares and the common shares of Deutsche Bank AG, any other securities of Deutsche Bank AG expressed to rank junior to the most senior preference shares of Deutsche Bank AG, and any preference shares or any other instruments of any subsidiary of Deutsche Bank AG subject to any guarantee or support agreement which ranks junior to the obligations under the subordinated guarantees.

Initial debt obligations of any subsidiary of Deutsche Bank AG will be subordinated obligations of such subsidiary guaranteed on a subordinated basis by Deutsche Bank AG.

In the event of the dissolution or liquidation of, or insolvency proceedings against Deutsche Bank AG, the initial debt obligations will be subordinated to the claims of all unsubordinated creditors of Deutsche Bank

AG so that in any event no amounts will be payable under the initial debt obligations until the claims of all unsubordinated creditors of Deutsche Bank AG have been satisfied in full. The claims of a holder of initial debt obligations may not be set off against any claims of Deutsche Bank AG. No security of whatever kind is or will at any time be, provided by Deutsche Bank AG or any other person securing the rights of holders of initial debt obligations arising under the initial debt obligations. No subsequent agreement may limit the subordination provisions applicable to any initial debt obligation or amend the maturity or redemption date in respect of any initial debt obligation to an earlier date. If any initial debt obligations are redeemed or repurchased before the date on which such redemption or repurchase is permitted under the terms thereof (other than in respect of certain tax events specified with respect thereto) by Deutsche Bank AG otherwise than in accordance with the provisions of § 10(5a) sentence 6 of the German Banking Act (Kreditwesengesetz), then the amounts redeemed or paid must be returned to Deutsche Bank AG irrespective of any agreements to the contrary unless the amounts paid have been replaced by other regulatory banking capital (haftendes Eigenkapital) of at least equal status within the meaning of the German Banking Act, or the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) has consented to such redemption or repurchase.

Enforcement of the Subordinated Debt Obligations

Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of the relevant company may be given or taken at the discretion of the management of the company, as described in the applicable prospectus supplement.

Events of Default

Except as set forth in the applicable prospectus supplement with respect to certain events of insolvency that will constitute events of default, the initial debt obligations will not provide for acceleration if Deutsche Bank AG or its subsidiary fails to make a payment when due. In the event of any default on the initial debt obligations, the relevant company as holder of the initial debt obligation will enforce its rights for payment of any overdue amounts, but will not be able to accelerate the maturity of the initial debt obligation.

Modification and Amendment of the Subordinated Debt Obligations

The initial debt obligations may be modified or amended only by the written agreement of Deutsche Bank AG or its subsidiary, on the one hand, and the relevant company, on the other. However, except as otherwise set forth in the applicable prospectus supplement, the relevant LLC agreement will provide that the company may not agree to any modification or amendment of, or waive any default in the payment of any amount under, the initial debt obligation in a manner that would materially affect the interest of the holders of the company preferred securities, unless holders of at least 66 2/3% (based on the aggregate liquidation preference amount) of outstanding company preferred securities affected thereby (voting as a class), consent to such modification or amendment.

Substitution; Redemption and Reinvesting of Proceeds

The applicable prospectus supplement will specify any requirements for the substitution, redemption of and reinvestment of proceeds of, the initial debt obligations.

Governing Law

Unless the applicable prospectus supplement provides otherwise, initial debt obligations issued by Deutsche Bank AG will be governed by and construed in accordance with the laws of the State of New York.

FORMS OF SECURITIES

Each debt security, warrant, purchase contract, unit, and capital security will be represented either by:

•	one or more global securities representing the entire issuance of securities, or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities.”

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts, units or capital securities represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture and trustees under any trust agreement, LLC agreement or subordinated guarantee, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered debt securities, warrants, purchase contracts, units and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases (except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract, unit agreement, trust agreement or LLC agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract, unit agreement, trust agreement or LLC Agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract, unit agreement, trust agreement or LLC agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract, unit agreement, trust agreement or LLC agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts, units or capital securities, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./ N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•	they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•	they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)	is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•	is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal, and we will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent — in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an initial offering of the securities will be distributed by an affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, or “FINRA”, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

In accordance with FINRA Rules, in no situation will the underwriting discounts and commissions on securities sold in the initial distribution exceed 8% of the offering proceeds.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be
paid

Securities and Exchange Commission Registration Fee	*
Federal taxes, state taxes and fees	N/A
Trustees’ and transfer agents’ fees	$20,000
Legal Fees	$500,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$590,000

(*)	Unknown because the filing is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters with respect to Delaware law relating to the validity of certain capital securities may be passed upon by Richards, Layton, & Finger, P.A.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, which were prepared in accordance with IFRS, are incorporated by reference herein in reliance upon the audit report of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), Marie-Curie-Strasse 30, D-60439 Frankfurt am Main, Germany, independent registered public accounting firm, given upon the authority of that firm as experts in auditing and accounting.

The audit report of KPMG refers to the fact that Deutsche Bank Aktiengesellschaft changed its accounting policy for the recognition of actuarial gains and losses related to post-employment benefits for defined benefit plans in accordance with IAS 19 “Employee Benefits” and has changed its method of accounting for certain financial assets in the year ended December 31, 2008 following the adoption of “Reclassification of Financial Assets” (Amendments to IAS 39 “Financial Instruments: Recognition and Measurement” and IFRS 7 “Financial Instruments: Disclosures”).

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the ERISA considerations described in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank
Aktiengesellschaft

Ordinary Shares
Tradable Subscription Rights to Subscribe for Ordinary Shares
Debt Securities
Warrants
Purchase Contracts
Units
Subordinated Guarantees

Deutsche Bank Capital Funding Trust XII
Trust Preferred Securities

Deutsche Bank Capital Funding LLC XII
Company Preferred Securities

Prospectus

September 29, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Deutsche Bank Aktiengesellschaft

Under German law, a corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A German stock corporation may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law. In addition, German law permits a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, like the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay the member’s attorneys’ fees had the suit been brought in Germany and for attorneys’ fees incurred in connection with other proceedings.

Members of the registrant’s Supervisory Board and Management Board and officers of the registrant are covered by customary liability insurance, including insurance against liabilities under the Securities Act.

Deutsche Bank Capital Funding Trust XII

Sections 8, 9 and 10 of the amended and restated trust agreement (included herein as Exhibit 4.2) relating to the formation of Deutsche Bank Capital Funding Trust XII provide as follows regarding indemnification:

“8. (a) The Trustees (the ‘Fiduciary Indemnified Persons’) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, any other Trustee or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence, bad faith or willful misconduct with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

9. The Sponsor agrees, to the fullest extent permitted by applicable law,

(a) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence, bad faith or willful misconduct with respect to such acts or omissions; and

(b) to advance expenses (including reasonable legal fees and expenses) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection. Promptly after receipt by a Fiduciary Indemnified Person of notice of the commencement of any action, such Fiduciary Indemnified Person will, if a claim in respect thereof is to be made against the Sponsor under this Section 9, notify the Sponsor in writing of the commencement thereof, provided that failure to give such prompt notice shall not impair the obligations of the Sponsor hereunder except to the extent that such failure to provide notice materially prejudices the Sponsor. The Sponsor shall be entitled to appoint counsel of the Sponsor’s choice at the Sponsor’s expense to represent the Fiduciary Indemnified Persons in any action for which indemnification is sought; provided, however, that such counsel shall be satisfactory to the Fiduciary Indemnified Persons. The Sponsor will not, without the prior written consent of the Fiduciary Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought unless such settlement, compromise or consent includes an unconditional release of each Fiduciary Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

10. The provisions of Section 8 and Section 9 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.”

Under the amended and restated trust agreement, Deutsche Bank Capital Funding LLC XII acts as the Sponsor.

Deutsche Bank Capital Funding LLC XII

The Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 18 of the amended and restated LLC agreement (included herein as Exhibit 4.4) relating to the formation of Deutsche Bank Capital Funding LLC XII provides as follows regarding indemnification:

“18. Exculpation and Indemnification. No member of the Company or Officer shall be liable to the Company, or any other person or entity who is bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member of the Company or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that a member of the Company or Officer shall be liable for any such loss, damage or claim incurred by reason of such member’s or Officer’s willful misconduct. To the fullest extent permitted by applicable law, a member of the Company or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such member or Officer by reason of any act or omission performed or omitted by such member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that no member of the Company or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and no member of the Company shall have personal liability on account thereof.”

Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Deutsche Bank AG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) In the case of Deutsche Bank Aktiengesellschaft, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that Deutsche Bank Aktiengesellschaft includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Deutsche Bank Aktiengesellschaft pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of Deutsche Bank Aktiengesellschaft’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) In the event that tradable subscription rights to subscribe for ordinary shares are offered to existing shareholders and any rights not taken by shareholders are reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed subscription rights to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, as of this 29th day of September 2009.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Dr. Josef Ackermann
Name:     Dr. Josef Ackermann

Title:	Chairman of the Management Board

By:	/s/ Stefan Krause
Name:     Stefan Krause

Title:	Member of the Management Board
and Chief Financial Officer

The Registrant and each person whose signature appears below constitutes and appoints each of Jonathan Blake, Richard Ferguson, Joseph C. Kopec, Mathias Otto, Rainer Rauleder and Joseph Rice, any two such individuals acting together, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, any two acting together, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, any two acting together, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of this 29th day of September 2009.

Signature	Title

/s/ Dr. Josef Ackermann Dr. Josef Ackermann	Chairman of the Management Board and Chief Executive Officer

/s/ Dr. Hugo BÄnziger Dr. Hugo Bänziger	Member of the Management Board and Chief Risk Officer

/s/ Stefan Krause Stefan Krause	Member of the Management Board and Chief Financial Officer

/s/ Hermann-Josef Lamberti Hermann-Josef Lamberti	Member of the Management Board and Chief Operating Officer

/s/ Michael Cohrs Michael Cohrs	Member of the Management Board

/s/ JÜrgen Fitschen Jürgen Fitschen	Member of the Management Board

/s/ Anshuman Jain Anshuman Jain	Member of the Management Board

/s/ Rainer Neske Rainer Neske	Member of the Management Board

/s/ Martin Edelmann Martin Edelmann	Managing Director (Principal Accounting Officer)

/s/ Peter Sturzinger Peter Sturzinger	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, as of this 29th day of September 2009.

DEUTSCHE BANK CAPITAL FUNDING TRUST XII

By: DEUTSCHE BANK CAPITAL FUNDING LLC XII

By: DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
Name:     Jonathan Blake

Title:	Managing Director and holder of procuration

By:	/s/ Marco Zimmermann
Name:     Marco Zimmermann

Title:	Director and holder of procuration

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of this 29th day of September 2009.

Name	Title

DEUTSCHE BANK CAPITAL FUNDING LLC XII	Sponsor
By: DEUTSCHE BANK AKTIENGESELLSCHAFT, as Member

By:	/s/ Jonathan Blake
Name:     Jonathan Blake

Title:	Managing Director and holder of procuration

By:	/s/ Marco Zimmermann
Name:     Marco Zimmermann

Title:	Director and holder of procuration

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, as of this 29th day of September 2009.

DEUTSCHE BANK CAPITAL FUNDING LLC XII

By: DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
Name:     Jonathan Blake

Title:	Managing Director and holder of procuration

By:	/s/ Marco Zimmermann
Name:     Marco Zimmermann

Title:	Director and holder of procuration

POWER OF ATTORNEY

The Registrant hereby constitutes and appoints Richard W. Ferguson, Joseph Rice, Jean Devlin, Helmut Mannhardt and Anjali Thadani, any two such individuals acting together, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it and its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, any two acting together, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of this 29th day of September 2009.

Name	Title

DEUTSCHE BANK AKTIENGESELLSCHAFT	Member

By:	/s/ Jonathan Blake
Name:     Jonathan Blake

Title:	Managing Director and holder of procuration

By:	/s/ Marco Zimmermann
Name:     Marco Zimmermann

Title:	Director and holder of procuration

EXHIBIT INDEX

Exhibit
Number		Description

1.1		Form of Distribution Agreement relating to Ordinary Shares.(1)
1	.2(a)	Form of Distribution Agreement relating to Debt Securities, between Deutsche Bank AG and Deutsche Bank Securities Inc. (Global Notes, Series A).(1)
1	.2(b)	Form of Distribution Agreement relating to Debt Securities, between Deutsche Bank AG and Deutsche Bank Trust Company Americas (Global Notes, Series A).(1)
1	.3(a)	Form of Distribution Agreement relating to Warrants, between Deutsche Bank AG and Deutsche Bank Securities Inc.(1)
1	.3(b)	Form of Distribution Agreement relating to Warrants, between Deutsche Bank AG and Deutsche Bank Trust Company Americas.(1)
1.4		Form of Distribution Agreement relating to Capital Securities.(1)
1.5		Form of Distribution Agreement relating to Rights.(1)
4.1		Senior Indenture, dated as of November 22, 2006, between Deutsche Bank AG, as Issuer, Law Debenture Trust Company of New York, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent and Registrar.
4.2		First Amended and Restated Trust Agreement of Deutsche Bank Capital Funding Trust XII dated September 24, 2009.
4.3		Form of Amended and Restated Trust Agreement of Deutsche Bank Capital Funding Trust XII.
4.4		First Amended and Restated LLC Agreement of Deutsche Bank Capital Funding LLC XII dated September 24, 2009.
4.5		Form of Amended and Restated LLC Agreement of Deutsche Bank Capital Funding LLC XII.
4.6		Form of Trust Preferred Securities Subordinated Guarantee Agreement.
4.7		Form of Company Preferred Securities Subordinated Guarantee Agreement.
4	.8(a)	Form of Senior Debt Security of Deutsche Bank AG (incorporated by reference to Exhibit 4.8(a) (Fixed Rate Registered Senior Note) of Deutsche Bank AG’s registration statement on Form F-3 (No. 333-137902) and filed as Exhibit 99.3 on Report on Form 6-K on November 28, 2006).
4	.8(b)	Form of Senior Debt Security of Deutsche Bank AG (incorporated by reference to Exhibit 4.8(b) (Floating Rate Registered Senior Note) of Deutsche Bank AG’s registration statement on Form F-3 (No. 333-137902) and filed as Exhibit 99.4 on Report on Form 6-K on November 28, 2006).
4.9		Form of Trust Preferred Security for Deutsche Bank Capital Funding Trust XII (included in Exhibit 4.3).
4.10		Form of Company Preferred Security (included in Exhibit 4.5).
4.11		Form of Subordinated Debt Obligation issued in connection with certain Capital Securities.
4.12		Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.(1)
4.13		Form of Debt Warrant Agreement for Warrants sold alone.(1)
4.14		Form of Universal Warrant Agreement dated as of November 15, 2007, between Deutsche Bank AG and Deutsche Bank Trust Company Americas, including as Exhibits I and II thereto, forms of Call Warrants and Put Warrants, respectively (incorporated by reference to Exhibit 4.14 to Deutsche Bank AG’s registration statement on Form F-3 (No. 333-137902) and filed as Exhibit 99.3 on Report on Form 6-K on November 15, 2007).
4.15		Form of Equity Warrant Agreement.(1)
4.16		Form of Unit Agreement.(1)
4.17		Form of Unit Certificate.(1)
4.18		Form of Put Warrant (included in Exhibit 4.14).
4.19		Form of Call Warrant (included in Exhibit 4.14).
4.20		Form of Purchase Contract (Issuer Sale).(1)
4.21		Form of Purchase Contract (Issuer Purchase).(1)

Exhibit
Number		Description

4.22		Form of Pre-Paid Purchase Contract.(1)
4.23		English Translation of the Articles of Association of Deutsche Bank Aktiengesellschaft (incorporated by reference to Exhibit 4.23 to Deutsche Bank AG’s registration statement on Form F-3 (No. 333-137902) and filed as Exhibit 99.1 on Report on Form 6-K on September 24, 2009).
5	.1(a)	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
5	.1(b)	Form of opinion of Cleary Gottlieb Steen & Hamilton LLP.
5.2		Opinion of Group Legal Services of Deutsche Bank Aktiengesellschaft.
5.3		Opinion of Richards, Layton & Finger, P.A.
12.1		Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2009 and December 31, 2008, 2007 and 2006 included in Exhibit 99.3 on Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 28, 2009 and the Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended December 31, 2006, 2005 and 2004 included in Exhibit 7.1 on Deutsche Bank AG’s Annual Report on Form 20-F for the year ended December 31, 2006 filed with the SEC on March 27, 2007 are hereby incorporated by reference.
23.1		Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2		Consent of Group Legal Services of the Registrant (included in Exhibit 5.2).
23.3		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
23.4		Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.
24.1		Powers of Attorney (included on the signature pages to this registration statement).
25.1		Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Law Debenture Trust Company of New York, as trustee under the senior indenture relating to Deutsche Bank Aktiengesellschaft, as issuer.
25.2		Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the subordinated company preferred guarantee agreement in connection with the capital securities.
25.3		Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the subordinated trust preferred guarantee agreement in connection with the capital securities.
25.4		Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as property trustee, under the amended and restated trust agreement relating to Deutsche Bank Capital Funding Trust XII.
25.5		Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as manager trustee, under the amended and restated LLC agreement relating to Deutsche Bank Capital Funding LLC XII.

(1)	To be filed by amendment or incorporated by reference. Deutsche Bank Aktiengesellschaft will furnish on a Form 6-K and incorporate by reference any related Form used in the future and not previously filed by means of an amendment or incorporated by reference.